                                                                EXHIBIT 99
                                                                ----------
                                    FORM OF
                    MULTI-OPTION SWITCH FACILITY AGREEMENT

AGREEMENT DATED _____________  1996


BETWEEN INTERTAN AUSTRALIA LTD ACN 002 511 944 OF 91 Kurrajong Avenue, Mt Druitt, New South Wales ('BORROWER')

AND WESTPAC BANKING CORPORATION ARBN 007 457 141 OF 60 Martin Place, Sydney, New South Wales ('BANK')



      INTERPRETATION

1.1   DEFINITIONS

      In this document:

      'Account' means an account of the Borrower with the Bank including, but not limited to the overdraft Account.

      'AUTHORISATION' Includes:

      (a) any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Public Authority; or

      (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Public Authority intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of such period without that intervention or action.

      'AUTHORISED OFFICER' in respect of the Borrower, means any person, or any person holding any position, from time to time nominated as an Authorised Officer by notice to the Bank, the notice to be accompanied by certified copies of signatures of all new persons appointed.

      'BILL' Means a Bill of Exchange' as defined in the Bills of Exhange Act 1909 which:

      (a)   is, or is to be, accepted by the Bank under this document; or

      (b) is taken to be accepted by the Bank under this document (whether or not it physically exists).

      'BILL LIMIT' means at any time, the lesser of:

      (a) the Switch Sub-limit at that time less the Overdraft Limit at that time; and

      (b) the amount last nominated by the Borrower to the Bank as the amount of the Bill Limit.

      'BUSINESS DAY' means a day on which banks in Sydney are open for the types of banking business undertaken in this document.

      'COLLATERAL SECURITY' means a Guarantee, Security Interest or negotiable instrument held or given, whether before or after this document is executed, as security for or otherwise in connection with the Secured Money.

      'DEBTOR' means a person any of whose present or future, actual or contingent indebtedness or liabilities to the Bank is or are supported or secured by a present or future Guarantee or Security Interest given or entered into by the Borrower.

      'DISCOUNT' when used as a verb means purchase or, at the option of the Bank, sell as agent for the Borrower.

      'DRAWDOWN DATE' means any date on which Financial Accommodation is provided or is to be provided under this document.

      'ENVIRONMENT' includes the natural physical surroundings of mankind (whether affecting individuals or groupings of individuals).

      'ENVIRONMENTAL LAW' means a provision or law which provision or law relates to an aspect of the Environment or to occupational health or safety.

      'ESTABLISHMENT FEE'  means a fee of $17,500.

      'FINANCIAL ACCOMMODATION' means any financial accommodation or form of financial accommodation including, but not limited to:

      (a)   an advance, loan, forbearance or payment;

      (b) discounting, drawing, accepting, endorsing or becoming in any other way liable under a Bill, cheque, promissory note, warrant or other negotiable instrument at the request of, on behalf of or for the benefit of another party;

      (c)   giving or allowing credit;

      (d)   giving or incurring liability or paying money under a Guarantee; and

      (e)   providing financial accommodation by way of:

            (i)   entering into or performing a Lease;

            (ii)  purchasing, or giving value for a right or asset; or

            (iii) creating, assuming or undertaking a liability.

      'FINANCIAL INDEBTEDNESS' means any indebtedness, whether present or future, secured or unsecured, or actual or contingent arising under, in relation to, or as a result of any Financial Accommodation but does not include the deferred purchase price for any goods or services where the goods or services are obtained on normal commercial terms in the ordinary course of trading and the deferral is for less than 90 days.

      'GUARANTEE' means a guarantee, indemnity, letter of credit, letter of comfort or any other obligation (whatever it is called and whatever its nature) by which a person is responsible for another person's obligation or debt.

      'ILR' means the rate of interest determined by the Bank from time to time to apply to overdrafts, usually published in major Australian metropolitan newspapers as its Indicator Lending Rate. Any change in that rate becoming effective as at the date specified in the publication or, if no such day is specified, the day on which such change is first published.

      'INTERTAN Debt' mean all money, debts and liabilities of the Borrower to InterTAN Inc, whether actual or contingent.

      'INTERTAN Inc.' means InterTAN Inc. of 201 Main Street, Suite 1805, Fort Worth, Texas 76102, United States Of America.

      'ISSUANCE FEE' means 0.325% calculated on the face value of a Ltter of Credit.

      'ITI GROUP' means the Borrower, InterTAN Inc, InterTAN Canada Ltd (An Alberta corporation) and InterTAN UK Limited (a corporation organised under the laws of England and Wales) and each of their related bodies corporate (as defined in the Corporations Law).

      'ITI GROUP DOCUMENT' means any deed, agreement or arrangement of any kind between any member of the ITI Group and Tandy Corporation, whether or not any other person is a party to that deed, agreement or arrangement including (without limitation) the License Agreement.

      'LEASE' means an agreement or arrangement under which property is or may be used, occupied, retained, operated or managed by a person for consideration (of whatever form) payable or provided by that person or a relative or associated entity of that person including, but not limited to, a lease, licence, charter, hire purchase or hiring arrangement.

      'LETTER OF CREDIT means a documentary letter of credit in the form agreed by the Borrower and the Bank, issued under the Switch Facility.

      'LICENSE AGREEMENT' means the license agreement dated 4 November 1993 between Tandy Corporation and the Borrower (as amended from time to time).

      'MANAGER' means an employee of the Bank whose title or acting title includes the word Manager.

      'MARGIN' means:

      (a) in respect of the Overdraft Account, 1.25% per annum calculated on the daily debit balance of the Overdraft Account from time to time; and

      (b) in respect of Bills accepted by the Bank under the Switch Facility, 1.75% per annum calculated on the face amount and term of each Bill,

      or such other amount determined by the Bank following a review under clause 2.4.

      'MATERIAL ADVERSE EFFECT' means a material adverse effect on the ability of the Borrower to perform its obligations under a Relevant Agreement.

      'OVERDRAFT ACCOUNT' means the account of the Borrower, No.032371 511826 with the bank in which overdraft Financial Accommodation is made available to the borrower under the Switch Facility.

      'OVERDRAFT LIMIT' means, at any time, the lesser of:

      (a)   Switch Sub-limit at that time; or

      (b) the amount last nominated by the Borrower to the Bank as the Overdraft Limit.

      'PERMITTED SECURITY INTEREST' means:

      (a)   the Tandy Security;

      (b) a Security Interest which the Bank has consented to. It does not include a Security Interest which the Bank has consented to on one or more conditions if those conditions are not complied with; and

      (c) a lien or charge on any property of the Borrower arising by operation of law in the ordinary course of the Borrower's ordinary business. It does not include a lien or charge which secures overdue debts, except where those debts are being contested in good faith.

      'PRINCIPAL AMOUNT OUTSTANDING' at any given time means references to the sum of:

      (a) the aggregate face amount of outstanding Bills under the Switch Facility;

      (b)   the debit balance in the Overdraft Account; and

      (c) the amount of all unpresented cheques drawn on the Overdraft Account; and

      (d)   the aggregate face value of all unexpired Letters of Credit,

      at that time.

      'PUBLIC AUTHORITY' means the Crown, a government, a minister of a government, a government department, a statutory corporation, or a semi-government or judicial entity.

      'QUARTER' means each of the three month periods ending 31 March, 30 June, 30 September and 31 December each year.

      'RELATED PARTY' means a person providing collateral security.

      'RELEVANT AGREEMENT' means:

      (a)   this document; and

      (b)   a Collateral Security; and

      (c)   an agreement between:

            (i)   the Bank and the Borrower; or

            (ii)  the Bank and a Debtor; or

            (iii) the Bank and any combination of the Borrower and one or more
                  Debtors; and

      (d)   a document (including a letter):

            (i) containing terms on which the Secured Money remains outstanding; or

            (ii)  that the Borrower and the Bank agree is a Relevant Agreement;
                  and

      (e)   the Transaction Securities; and

      (f) any indemnity from the Borrower or any other person in relation to a Letter of Credit.

      'ROLLOVER DATE' for any Bills means the date on which the Bills mature or the date of cancellation in its entirety of the Switch Facility Limit.

      'SECURED MONEY' means all money that the Borrower is liable to pay to the Bank at or after the date of this document on any account and in any way whatever, and whether:

      (a)   the Borrower is liable alone or together with another person; or

      (b) the Borrower is liable as principal debtor, surety, partner, trustee, beneficiary or otherwise; or

      (c)   the relevant liability:

            (i) is actual or contingent, ascertained or unascertained, fixed or fluctuating;

            (ii) is in respect of principal, interest, Guarantee obligations, purchase obligations, fees or damages; or

            (iii) is in dollars, another currency or a combination of
                  currencies,

            or is of any other character.

      'SECURITY INTEREST' means a mortgage, pledge, lien, charge, preferential right, trust arrangement, agreement or other arrangement given or created as security.

      'SWITCH FACILITY' means the commercial bill, overdraft and letter of credit switch facility agreed to be provided under this document to the Borrower, the particular provisions of which are set out in clause 4.

      'SWITCH FACILITY LIMIT' means $12,000,000 as reduced or cancelled under this document, or such other amount as may be agreed in writing between the Borrower and the Bank.

      'SWITCH SUB-LIMIT' means, until the Switch Facility has been repaid in full:

      (a)   $1,000,000 during each January, February and March; or

      (b)   $5,000,000 for each month other than those referred to in paragraph
            (a) above.

      'TANDY CORPORATION' means Tandy Corporation of 1900 One Tandy Center, Fort Worth, Texas, 76102, United States Of America.

      'TANDY SECURITY' means a Security Interest granted by the Borrower in favour of Tandy Corporation (including as agent or trustee for Trans World Electronics, Inc and A&A International Inc).

      'TAX' includes any tax, levy, charge, rate, duty, compulsory loan or withholding (and associated penalty or interest) imposed or withheld by a Public Authority.

      'TECHNOTRON' means Technotron Sales Corp Pty Ltd ACN 001 260 902.

      'TRANSACTION SECURITIES' means all or any of the:

      (a) floating charge by the Borrower in favour of the Bank over all its assets and undertaking now or in the future wherever situated;

      (b) floating charge by Technotron in favour of the Bank over all its assets and undertaking now or in the future wherever situated;

      (c) interlocking guarantee by the Borrower and Technotron in favour of the Bank.

      '10Q REPORT' means a report in relation to InteRTAN Inc. which complies with Sections 13 and 15(d) of the US Securities Exchange Act of 1934 or any equivalent provisions as amended from time to time, filed by InterTAN Inc. with the US Securities and Exchange Commission.

1.2   INTERPRETATION

      In this document, unless the contrary intention appears:

     (a) references to any legislation or to any provision of any legislation include any modification or re-enactment of, or any provision substituted for, and all statutory instruments issued under, that legislation or provision;

     (b)  the single includes the plural and vice versa;

     (c) words importing natural persons includes bodies corporate and vice versa;

     (d)  words implying any gender include all genders;

     (e) references to clauses and Schedules are references to clauses and Schedules of this document;

     (f) a reference to any document or agreement (including this document) includes that document or agreement as amended, novated, supplemented or replaced;

     (g) a reference to a party to this document or any other document or agreement includes that party's successors or permitted assigns;

     (h) any reference to `$', `A$' or `AUD' is a reference to Australian currency;

     (i) where a payment by the Borrower falls due on a day which is not a Business Day it will be made on the preceding Business Day and interest will be adjusted accordingly;

     (j) where any action to be taken or obligation fulfilled, other than a payment, falls on a day which is not a Business Day the action will be taken or the obligation fulfilled (as the case may be) on the next subsequent Business Day;

     (k) if this document binds two or more persons, it binds them severally and jointly; and

     (l) when 2 or more persons are named in this document as the Borrower, the expression 'the Borrower' is a reference to each of them severally as well as to any 2 or greater number of them jointly.


1.3   HEADINGS

      In this document headings are for convenience only and do not affect interpretation.

1.4   OUTSTANDING BILL OR UNEXPIRED LETTER OF CREDIT

     (a) A reference to an outstanding Bill is to a Bill which has been accepted and discounted under this document for which the Borrower has not paid the face amount or provided cash cover under this document (whether or not that Bill has matured, been presented for payment or been paid on presentation by the Bank). A Bill that is rolled is on its Rollover Date deemed to continue and remain an outstanding Bill.


     (b) A reference to an unexpired Letter of Credit is to a Letter of Credit which has not expired (or which has expired but a draft has been drawn or payment made under it) and for which the Borrower has not provided cash cover under this document or reimbursement in full.

      2.  LIMIT

2.1   LIMIT

      Subject to this document, the Bank agrees to provide Financial Accommodation under the Switch Facility PROVIDED THAT:

     (a) the Principal Amount Outstanding does not and would not at any time after any proposed Financial Accommodation is provided exceed the Switch Facility Limit; and

     (b) each drawing under the Switch Facility is used wholly or predominantly for purposes connected to the business of the Borrower.

2.2  REDUCTION OR CANCELLATION OF SWITCH FACILITY LIMIT

     (a) The Borrower may from time to time on giving 30 days irrevocable notice to the Bank, reduce or cancel the Switch Facility Limit in whole or in part (if in part, in a minimum amount of $100,000, and a whole multiple of $100,000 or such other amount as the Bank may agree
          to) by an amount not exceeding the excess of the Switch Facility Limit at that time over the Principal Amount Outstanding.

     (b) A reduction or cancellation of the Switch Facility Limit under clause 2.2(a) will not be able to be reversed unless the Bank otherwise agrees, on terms and conditions determined by the Bank at that time.

     (c) The Bank will not have any obligations under this document, and the Switch Facility Limit will automatically be cancelled (unless the Bank otherwise agrees), unless the first drawdown under this document is made on or before the day which is 6 weeks after the date of this document.

2.3  REPAYMENT

     Subject to all necessary payments being made under clauses 4.11, 6 and 12.4 as applicable in respect of the Switch Facility, the Borrower may on the Rollover Date for a Bill, pay to the Bank an amount equal to the face value of the Bill (other than by drawing further Bills accepted or discounted by the Bank) in reduction of the Principal Amount Outstanding.

2.4  REVIEWS

     (a)  The Bank will conduct an internal review of:

          (i) the audited financial statements of the Borrower and Technotron for each year ended 30 June on or about 31 January of the following year; and

          (ii) each 10Q Report on or about the end of the Quarter following the Quarter to which the 10Q Report Relates.

     (b) In addition to the scheduled review set out in paragraph (a) the Bank may conduct an internal review in relation to the financial condition of the Borrower and the Switch Facility at any time.

     (c) After conducting a review under paragraphs (a) or (b), the Bank may by notice in writing to the Borrower, to be effective 30 days after the date of that notice, change any of the conditions applying to the Switch Facility including, but not limited to, the Issuance Fee or the Margin.

     (d) The Borrower may during the 30 day period referred to in paragraph (c) by notice to the Bank terminate the Switch Facility. Any such termination will be irrevocable and must be accompanied by a payment of the whole of the Principal Amount Outstanding together with all outstanding costs charges fees and expenses due by the Borrower under this document. If the Borrower terminates the Switch Facility under this clause:

          (i)   the Switch Facility Limit is immediately reduced to zero;

          (ii) the Borrower must not draw any part of the Switch Facility. This includes, but is not limited to, drawing any cheque on the Overdraft Account; and

          (iii) amounts paid on account of unmatured Bills or outstanding Letters of Credit will be applied by the Bank in accordance with clause 4.17; and

          (iv) the overdraft facilities fee referred to in clause 6(e) shall accrue only to the date of repayment of the Principal Amount Outstanding; and

          (v) any new fee or charge imposed by the Bank pursuant to its notice under paragraph (c) above, will not apply except to the extent that money remains outstanding on the expiry of the 30 day notice period referred to in paragraph (c).


      3.  CONDITIONS PRECEDENT

      The obligation of the Bank to provide and continue to provide any Financial Accommodation under this document is subject to the conditions precedent that the Bank receives in form and substance satisfactory to it the following or is satisfied (as the case may be):

      (a) a certified copy of the Memorandum and Articles of Association of the Borrower and Technotron;

      (b) a Statutory Declaration, in the form set out in Schedule 3, made by a director or the secretary of the Borrower and a Statutory Declaration, in the form set out in Schedule 4, made by a director or the secretary of Technotron, in relation to the execution of the Transaction Securities to which it is a party;

      (c) each of the Transaction Securities properly executed and, subject to stamping, in registrable form, where applicable and all relevant discharges required by the Bank to ensure that, subject to the Inter-creditor Deed between the Bank, Tandy Corporation, the Borrower and Technotron, it has a first charge over all the assets and undertaking of the Borrower and Technotron;

      (d) statement of awareness by InterTAN Inc in relation to the Switch Facility and the Transaction Securities;

      (e) all relevant insurance policies and certificates of currency for the Borrower and Technotron as required by the Bank and with an insurer acceptable to the Bank with the Bank's interests noted as chargee;

      (f) all fees payable to the Bank under this document before the relevant Drawdown Date in respect of any account or the Switch Facility including, but not limited to, the Establishment Fee;

      (g) any document ancillary to this document or the Transaction Securities which the Bank reasonably requests and any other information that the Bank reasonably requests about the Borrower, Technotron or any property subject to a Transaction Security;

      (h) the representations and warranties by the Borrower in this document are true as at the date of each Drawdown Date as though they had been made at that date in respect of the facts and circumstances then subsisting; and

      (i) a letter by the Borrower to the Bank nominating the amount of the Bill Limit and the Overdraft Limit (which must not, in aggregate, exceed the Switch Sub- Limit),

      provided that the documents and evidence referred to in paragraphs (a)-(e) inclusive need only be provided before the first Drawdown Date.

      4. SWITCH FACILITY

4.1   OVERDRAFT

      (a) Subject to this document and to satisfaction of the conditions precedent specified in clause 3, the Bank agrees to provide accommodation by way of overdraft to the Borrower by allocating the Overdraft Limit to the Overdraft Account.

      (b) The Borrower must not make any drawing on, or draw any cheque on, the Overdraft Account which would, when the drawing is made or the cheque presented (as the case may be) cause:

           (i) the Principal Amount Outstanding at that time to exceed the Switch Facility Limit; or

           (ii) the debit balance of the Overdraft Account to exceed the Overdraft Limit.

      The Bank is not obliged to pay any cheque drawn in breach of this clause. Unless the Bank otherwise agrees in writing, if the Debit Balance of the Overdraft Account exceeds the Overdraft Limit, the Borrower must immediately pay an amount equal to the amount of the excess to the credit of the Overdraft Account.

4.2   INTEREST

      Interest will accrue on a daily basis on the amount of debt from time to time in the Overdraft Account at a rate equal to the aggregate of ILR from time to time and the Margin at that time for the Overdraft Account.

4.3   PAYMENT OF INTEREST

      Interest on the Overdraft Account may be debited by the Bank to the Overdraft Account monthly in arrears on the last Business Day of each month, and interest so debited will itself carry interest at the rate specified in clause 4.2.

4.4   AVAILABILITY OF BILLS

      Subject to the terms of this document and to satisfaction of the conditions precedent specified in clause 3, the Bank agrees to accept and discount Bills to a maximum face value at any time of the Bill Limit provided that when the Bill is accepted this does not cause the Principal Amount Outstanding at that time to exceed the Switch Facility Limit.

4.5   DRAWDOWN NOTICE

      No later than 10.00am two Business Days (or such later time agreed to by the Bank) prior to the proposed Drawdown Date (which must be a Business
      Day), the Borrower may deliver to the Bank at the address of the Bank set out in clause 12.7, a letter substantially in the form of Schedule 1. The contents of that letter will constitute the Borrower's standing instructions in relation to that tranche of Bills for the term of the Switch Facility, subject to any variation the Borrower may wish to make in accordance with clause 4.6.

4.6   VARIATIONS

      Any variation requested by the Borrower may only take effect on a Rollover Date and must be requested by written notice not less than two Business Days before that Rollover Date by delivery to the Bank at the address of the Bank set out in clause 12.7, a letter substantially in the form of
      Schedule 2.

4.7   EXECUTION OF BILLS

      Without limitation, a letter from the Borrower and any Bill drawn under this clause 4 will bind the Borrower if it is apparently signed:

      (a)  by 2 Authorised Officers of the Borrower, or

      (b) in the manner specified by or under the mandate or authority of the Borrower given by the Borrower to the Bank from time to time in respect of an Account.

4.8   PHYSICAL BILLS

      If the Bank requests that physical Bills be prepared or the Bank prepares physical bills under clause 4.10 each Bill must:

      (a)  be in a form acceptable to the Bank;

      (b) have a minimum face amount of $20,000 and to the extent practicable have the face amount set out below opposite the relevant total amount of Bills to be accepted or discounted on the relevant date:


                    AMOUNT OF DRAWING           FACE AMOUNT
                    ---------------------------------------
                    less than $2,000,000        $100,000
                    ---------------------------------------
                    $2,000,000 to $5,000,000    $500,000
                    ---------------------------------------

           or any other amount specified by the Bank;

      (c) be expressed to be drawn by the Borrower and signed by or on behalf of the Borrower;

      (d) be payable at the Bank's office set out in clause 12.7 or notified by the Bank from time to time to the Borrower;

      (e)  have the name of the payee left blank;

      (f)  be stamped by the Borrower with any applicable stamp duty; and

      (g) have a tenor of 30, 60, 90 or 180 days or another tenor agreed by the Bank.

      If the Bank requests that physical Bills be prepared by the Borrower, the Borrower must deliver the Bills (prepared in accordance with this clause) to the Bank at the address of the Bank set out in clause 12.7 not later than two Business Days before the day on which the Borrower wishes the Bank to accept and discount Bills.

4.9   DISCOUNT

      Whenever the Bank discounts Bills drawn under this clause it will do so at the Bank's discount rate applicable at that time for similar bills of exchange of similar amount and term plus the Margin in respect of Bills at that time; and

      The Bank will on each date on which it discounts Bills under the Switch Facility pay to the Borrower, or at the direction of the Borrower to any other person, an amount equal to the aggregate face amount of the Bills discounted by it less the aggregate of:

      . the discount amount (including the Margin) determined by the Bank in respect of each Bill; and

      . any applicable stamp duty (including financial institutions duty) or Taxes payable by the Bank on or in respect of each Bill and any payment, receipt or crediting of an Account; and

      . any other amount owing and currently payable but unpaid by the Borrower to the Bank under this document.

4.10  AUTHORITY

      (a) For valuable consideration, the Borrower irrevocably authorises the Bank at any time to prepare, sign as drawer (by any two Managers), complete, perfect and deliver Bills on behalf of the Borrower in accordance with this document and to alter any non-complying Bills delivered if either:

           (i) the Borrower fails to deliver or prepare Bills in accordance with this document; or

           (ii) the Borrower requests the Bank to do so in a letter under clause 4.5.

      (b) Only the Bank may request that physical Bills be brought into existence. The Borrower acknowledges that ordinarily the Bank will not physically prepare Bills but that it will be taken for all purposes to have prepared, accepted and discounted Bills drawn by the Borrower and otherwise complying with this document in accordance with the Borrower's requests under this clause 4. Each Relevant Agreement will apply as if:

           (i) the Bank had prepared, completed, perfected, accepted and discounted those Bills; and

           (ii) the Borrower had signed (as drawer) and delivered those Bills,

              all in accordance with the Bills of Exchange Act 1909.

4.11  PRIMARY LIABILITY

      (a) As between the Bank and the Borrower, the Borrower is primarily liable in respect of all Bills drawn under this clause. Accordingly:

           (i) the liability of the Borrower with respect to any Bill will not be or be taken to have been discharged because the Bank becomes the holder of that Bill before, on or after its maturity. Nothing in this clause requires the Borrower to pay the face value of the Bill more than once ;


           (ii) subject to clause 4.11(c), not later than 11am (local time at the address of the Bank set out in clause 12.7 or in such other place as may be notified by the Bank to the Borrower) on the maturity date for each Bill, the Borrower will pay to the Bank an amount equal to the face amount of that Bill; and

           (iii) the Borrower will pay to the Bank on demand all amounts paid by the Bank on or in relation to each Bill accepted by the Bank or in relation to which the Bank has otherwise incurred liability.

      (b) The Borrower irrevocably authorises the Bank on the maturity of any Bill to debit the face amount of that Bill to any Account, whether or not it is presented for payment.

      (c) If on any day on which Bills mature the Bank discounts any other Bills, only the net amount as between:

           (i)    the amount payable by the Borrower to the Bank under paragraph
                  (a); and

           (ii) the net discounted proceeds, after deducting the amount of the Bank's fees and any stamp or other duty payable on or in respect of those Bills, payable by the Bank to the Borrower on that day, need be paid.

      (d) If for any reason the Borrower fails to comply with its obligations under this clause 4.11 in respect of any Bill, the Bank may at its absolute discretion advance to the Borrower an amount not exceeding the shortfall (to be applied in satisfaction of the Borrower's obligations). That amount will be taken to have been provided by the Bank as a loan :

           (i) which is repayable on demand by the Bank and may be debited to any Account or, if the Borrower does not have an account with the Bank, any account established by the Bank for that purpose, immediately; and

           (ii) on which the Borrower will pay interest in accordance with clause 7 as if the loan were due immediately.

4.12    INDEMNITY

        On demand, the Borrower will indemnify the Bank against any loss, cost, charge, liability or expense the Bank (or any officer or employee of the Bank) may sustain or incur as a direct or indirect consequence of:

       (a) a Bill requested in a letter under clause 4.5 not being discounted in accordance with this document for any reason excluding default by the Bank; or

       (b) the Bank accepting any Bill or otherwise incurring any liability on or in relation to any Bill; or

       (c) the Bank or any Manager acting on behalf of the Borrower under clause 4.10.

       Without limitation this indemnity will cover any amount determined by the Bank to be incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Bank to discount any Bill or to fund or maintain any amount (including loss of margin) and by reason of the termination or reversing of any agreement or arrangement entered into by the Bank to fix, hedge or limit its effective cost of funding or maintaining any accommodation under this document or any amount.

4.13   AVAILABILITY OF LETTERS OF CREDIT

       Subject to the terms of this document and to satisfaction of the conditions precedent specified in clause 3, the Bank agrees to issue Letters of Credit to a maximum face value at any time of:

       (a)   the Switch Facility Limit; less

       (b) the aggregate amount at that time of the Bill Limit and the Overdraft Limit.

4.14   DRAWDOWN NOTICE FOR LETTER OF CREDIT

       No later than 10.00am two Business Days (or such later time agreed to by the Bank) prior to the proposed Drawdown Date (which must be a Business
       Day), the Borrower may deliver to the Bank's International Business Centre a letter or other document containing the information and terms required by the Bank for the drawing of a Letter of Credit.

4.15   ISSUE OF CREDITS

       Subject to the terms of this document, and subject to the execution by the Borrower of any further letter of credit documentation (including but not limited to an indemnity and pledge) as required by the Bank at that time, the Bank will on the Drawdown Date specified in a letter referred to in clause 4.14 issue a Letter of Credit for the period nominated by the Borrower which is acceptable to the Bank and to the beneficiary nominated by the Borrower.

4.16  INDEMNITY

      (a) (DISBURSEMENTS): the Borrower indemnifies the Bank against, and will pay on demand by the Bank, all amounts required to be disbursed by the Bank under any Letter of Credit.


      (b) (GENERAL INDEMNITY): The Borrower indemnifies the Bank against, and will pay on demand by the Bank, all loss, liabilities, damage, costs, charges and expenses suffered or incurred by the Bank in relation to or arising out of any claim made or purported to be made under any Letter of Credit or anything done by any person who is or claims to be entitled to the benefit of any Letter of Credit, except any payment under a letter of credit made otherwise than in conformity with the Letter of Credit.

4.17  CASH COVER

      (a)   If at any time:

            (i) the Borrower is required to pay the Principal Amount Outstanding, or

            (ii) the Switch Facility is terminated or the Switch Facility Limit is cancelled or reduced to an amount less than the Principal Amount Outstanding at that time,

            the Borrower must immediately pay to the Bank the face amount of all, or the requisite amount, of the outstanding Bills or Letters of Credit notwithstanding that they have not matured or that conforming documents have not been presented under the relevant Letters of Credit.

      (b) The Bank will, after satisfying any actual liabilities of the Borrower to the Bank, apply any remaining amount paid to the Bank under paragraph (a) (being the 'CASH COVER AMOUNT'):

            (i) in payment of any amount payable under any Bill or Letter of Credit when it becomes due and the obligation of the Borrower under clause 4.11 and 4.16(a) is reduced accordingly; and

            (ii) in or towards satisfaction of any sum at any time payable by the Borrower to the Bank under or in relation to this document.

      (c) The Cash Cover Amount will accrue and be credited with interest at the Bank's normal rate for like deposits as determined by it.

      (d) The Cash Cover Amount is only repayable by the Bank, on demand by the Borrower, to the extent that on any day the Bank determines that it exceeds the amount which the Borrower is or may become actually or contingently liable to pay to the Bank under a Relevant Agreement, including the aggregate face amount of outstanding Bills and Letters of Credit.

      5. SWITCHING

      Subject to this document, the Borrower may switch all or any part of the Principal Amount Outstanding under the Switch Facility:

      (a) from Bills to Letters of Credit and/or overdraft Financial Accommodation on the Rollover Date for the Bills; and

      (b) from overdraft Financial Accommodation to Letters of Credit and/or Bills at any time;

      PROVIDED THAT:

      (c) the Borrower gives at least two Business Days notice prior to the Business Day on which the switch is required;

      (d) if the switch requires the alteration of the Bill Limit or the Overdraft Limit (or both), the Borrower provides a letter to the Bank nominating the amended amount of the Bill Facility Limit and the Overdraft Limit (which must not in aggregate exceed the Switch Sub-Limit); and

      (e) the switch will not cause the Bill Limit or the Overdraft Limit to be exceeded or cause a breach of this document; and

      (f) any switch from Bills to overdraft occurs on a Rollover Date for Bills at least equal to the amount to be switched.

      6.   FEES AND CHARGES

      The following fees and charges will apply to the Switch Facility. The Borrower is liable for the following:

      (a) All government charges payable in relation to this facility including stamp duty, Financial Institutions Duty, Debits Tax and other taxes and duties on this document and on payments and receipts under it.

      (b) The balance of the Establishment Fee payable on execution of this document, $10,000 of that fee having been paid before execution.

      (c) The Issuance Fee for each Letter of Credit payable on issuance of the Letter of Credit.

      (d) Reasonable transmission and confirming fees determined by the Bank as applicable to a Letter of Credit, payable on demand by the Bank.

      (e)  Other Bank Fees

       . A bill rollover fee of $100 per Rollover Date is applicable to the Switch Facility. The fee will be payable from the first rollover after initial drawdown of a Bill. It will be automatically charged to the Account designated.

       . The Bank's usual cheque account keeping fees will be payable in relation to the Overdraft Account.

       . An overdraft facility fee as determined by the Bank from time to time generally for overdraft facilities in excess of $100,000. Currently this fee is $84 for each month, payable quarterly in arrears on the last Business Day of each Quarter.

       . Reasonable fees arising from any request by the Borrower to amend, extend the terms of or increase amounts under any established Letters of Credit as determined by the Bank.

       . All reasonable costs, charges, fees and expenses of and relating to the preparation, negotiation, completion, registration and stamping of this document and the Transaction Securities (including without limitation the costs of the Bank's solicitors, up to $14,000). These are payable on demand by the Bank.

       . All reasonable costs, charges, fees and expenses of and relating to any other Relevant Agreements (including without limitation the reasonable costs of the Bank's solicitors). These are payable on demand by the Bank.

       . Following a default in the performance or observance of a material obligation of the Borrower, all costs, charges, fees and expenses on a full indemnity basis of and relating to the enforcement of any right of the Bank or obligation of the Borrower under any Relevant Agreement (including without limitation the costs of the Bank's solicitors). These are payable on demand by the Bank.

     (f)   General Points on Fees:

       . If the Switch Facility does not proceed due to cancellation of the approval or due to withdrawal by the Borrower, the Borrower will be responsible for payment of any legal costs and disbursements incurred by the Bank up to that time.

       . The Bank may charge additional fees in the future. Additional fees will only be charged in accordance with Bank policy and where those additional fees are applicable to facilities of the type provided under this document in the normal course of the Bank's business.

       . If, after acceptance of the terms and conditions, the Borrower decides not to proceed with the Switch Facility, part of the establishment fee will be refunded to the Borrower. The funds retained will be used to compensate the Bank for work completed in progressing the loan to the point of acceptance by the Borrower and towards payment of the legal costs and disbursements referred to above.

       . A further establishment fee may be payable in the future should the Switch Facility Limit be increased.

     (g) The Bank may Debit the Overdraft Account with any of the fees referred to in this clause.

      7.    INTEREST ON ARREARS

      For so long as money payable by the Borrower under this document remains unpaid after the due date, the Borrower will pay interest on the relevant amount from the date it becomes due and payable to and including the date of payment.

      That interest is to be calculated on a daily basis at the rate which is the aggregate of:

            .  1% per annum;

            .  the ILR; and

            .  any relevant Margin,

      and will be payable on demand, which may be made at any time and from time to time as the Bank sees fit.


      8.    VARIATION

      The Bank may vary the ILR at any time by publication of the variation in major Australian metropolitan newspapers. The new rate becoming effective as at the date specified in the publication or, if no such date is specified, the date on which such change is first published.


      9.    UNDERTAKINGS

      The Borrower agrees with the Bank that until the Switch Facility has been repaid in full it will (or will procure that the following will be done), unless the Bank consents otherwise:

        (a) keep and maintain proper records and books of account and will permit the Bank, its Managers and persons authorised by any of them to have access at all reasonable times to, and take copies of or extracts from those records and books and to all other documents relating to its business;

        (b) notify, and on request promptly give details to the Bank as soon as it becomes aware of:

            (i) all litigation, arbitration or similar proceedings to which it is a party where a claim is made against the Borrower for a sum exceeding A$100,000;

            (ii) any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed and, where requested by the Bank, evidence satisfactory to the Bank of the authority of each new Authorised Officer; or

            (iii) any of the representations and warranties made by it becoming untrue in any material respect;

        (c) not sell or otherwise dispose of, or create any Security Interest (other than a Permitted Security Interest) in the land known as 91 Kurrajong Ave, Mt Druitt, New South Wales;

        (d) comply with all applicable Authorisations and laws (including, but not limited to, Environmental Laws and laws relating to foreign investment, acquisitions and takeovers) where non-compliance is reasonably likely to have a Material Adverse Effect, and obtain, maintain and renew all material Authorisations necessary for:

            (i)   the conduct of its business; and

            (ii) the acquisition and retention of any property the subject of a Security Interest;

        (e) promptly inform the Bank upon the occurrence of any, or any series of, events or circumstances reasonably likely to adversely affect its ability to comply with its material obligations under this document, any other Relevant Agreement or the License Agreement, or to affect materially its financial condition or the value of any Security Interest provided to the Bank for the Secured Money;

        (f) promptly give to the Bank copies of any notice, order or correspondence from or with a Public Authority relating to the conduct of its business which is material to the Bank's interest;

        (g) do all things necessary to maintain its corporate existence in good standing and without the Bank's consent (not to be withheld unreasonably) will not transfer its jurisdiction of incorporation or enter into any merger or consolidation;

        (h) notify the Bank of any change to any of its directors or the termination or resignation of any person that is involved in the executive management of its business within 7 Business Days of such change;

        (i) (i) pay when due all Taxes payable by it other than Taxes which are being contested in good faith except where a failure to pay such Taxes may have a material adverse effect on it or its ability to perform any of its financial or other obligations under any Relevant Agreement, any ITI Group Document or any other document or agreement which is material to the security of the Bank; and

            (ii) pay such contested Taxes after the final determination or settlement of such contest;

        (j) furnish to the Bank:

            (i) as soon as practicable (and in any event not later than 110 days after the close of each of its financial years), copies of its audited balance sheet and profit and loss account for that financial year;

          (ii) as soon as practicable (and in any event not later than 110 days after the close of each of the financial years of InterTAN Inc) audited consolidated financial statements of InterTAN Inc (or any other company which is the ultimate holding company of the Borrower) and its subsidiaries for that financial year;

          (iii) as soon as practicable (and in any event not later than 65 days after the end of each Quarter) copies of unaudited management accounts for the Borrower and Technotron for that Quarter incorporating at least a comparison of actual results to budget over the period;

          (iv) as soon as practicable (and in any event not later than 65 days after the end of each Quarter) copies of the 10Q Reports for that Quarter; and

          (v) on request, any financial or other information in relation to its business as the Bank may reasonably request;

     (k) ensure that each balance sheet, profit and loss account, management account and any other financial report furnished to the Bank under paragraph (k):

          (i) is prepared in accordance with accounting principles and practices are prepared consistently applied except to the extent disclosed in those accounts; and

          (ii) gives a true and fair view of the financial state of affairs of the relevant entity and the result of its operations, as at the date, and for the period ending on the date, to which those accounts are prepared;

     (l) maintain procedures which are in the reasonable opinion of the Bank adequate to monitor its compliance with applicable Environmental Laws and Authorisations;

     (m) not pay a dividend to its shareholders out of any profit earned by it without the prior written consent of the Bank;

     (n) at all times, duly and punctually pay all rents, rates, Taxes (including land tax), duties, charges, outgoings and assessments of any Public Authority, any time charged or chargeable or payable on or in respect of any property of the Borrower;

     (o) maintain and protect its property and keep it in good repair and in good working order and condition;

     (p)  promptly inform the Bank:

          (i) on the occurrence of any, or any series of, events or circumstances reasonably likely to adversely affect its ability to comply with any of its material obligations under an ITI Group Document; and

          (ii) of any notice, demand or requirement by InterTAN Inc for the repayment of all or part of the InterTAN Debt where the amount of the repayment will reduce the balance of the InterTAN Debt below A$25,000,000;

     (q)  comply in all material respects with the terms of the License
          Agreement;

     (r) not terminate the License Agreement or take any action or omit to do anything which may cause the termination of the License Agreement prior to the expiry of its current term which ends on 30 June 2010;

     (s)  not without the prior written consent of the Bank:

          (i)   voluntarily repay all or any part of the InterTAN Debt;

          (ii) set-off all or any part of the InterTAN Debt against any indebtedness of InterTAN Inc to the Borrower; or

          (iii) merge or combine any accounts with InterTAN Inc., so as to directly or indirectly reduce at any time the InterTAN Debt below A$25,000,000 or such lesser amount as is agreed between the Borrower and the Bank;

     (t) make all efforts and do all things to ensure that there is no change to the current shareholding of the Borrower;

     (u) not, without the prior written consent of the Bank, sell or dispose of any shares it holds in any subsidiary.

     10.  REPRESENTATIONS AND WARRANTIES

10.1 GENERAL REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Bank that:

     (a) the Borrower has the status of a corporation validly existing under the laws of the place of its incorporation;

     (b) the Borrower has the corporate power to enter into and perform its obligations under the Relevant Agreements to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated;

     (c) the Borrower has taken all necessary corporate action to authorise its entry into and its performance of the Relevant Agreements to which it is expressed to be a party and to carry out the transactions contemplated by those documents;

     (d) each Relevant Agreement to which it is expressed to be a party is, subject to stamping and registration, a valid and binding obligation enforceable in accordance with its terms;

     (e) neither the execution and performance by it of the Relevant Agreements to which it is expressed to be a party nor any transaction contemplated under them will violate in any material respect any provision of:

          (i) any law or treaty or any judgment, ruling, order or decree of any Public Authority binding on it;

          (ii) if a corporation, its memorandum or articles of association or other constituent documents; or

          (iii) any other document or agreement which is presently binding on it or its assets;

     and, except as may be provided by the Relevant Agreements, and will not presently result in:

          (iv) the creation or imposition of any Security Interest on any of its assets; or

          (v) the acceleration or cancellation of any obligation with respect to any Financial Indebtedness, or anything which constitutes (or which, with the giving of notice or lapse of time would constitute) an event of default, cancellation event, prepayment event or similar event (whatever called) under any agreement relating to Financial Indebtedness;

     (f) no litigation, arbitration, Tax claim, dispute or administrative proceeding against or involving it or InterTAN Inc. (other than those disclosed to and acknowledged by the Bank) is presently current or pending or, to its knowledge, threatened, which is likely to have a material adverse effect on it or its ability to perform its financial or other obligations under any Relevant Agreement;

     (g)  (i)   it is not in default under any document or agreement binding on it or its assets which relates to Financial Indebtedness or is material; and

          (ii) nothing has occurred which is or would, with the giving of notice and/or the lapse of time, constitute an event of default, cancellation, prepayment event or similar event (whatever called) under any such document or agreement, where that is reasonably likely to have a Material Adverse Effect;

     (h) all material information provided by it to the Bank in relation to the Relevant Agreements was true and accurate in all material respects as at the date when the information was provided and remains so at the date of this document and there are no facts or circumstances which have not been disclosed to the Bank and which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide the Switch Facility to the Borrower;

     (i) all Authorisations, if any, required in relation to the execution, delivery or performance by it, and the validity and enforceability, of the Relevant Agreements to which it is expressed to be a party and the transactions contemplated by those documents have been obtained or effected and are in full force and effect;

     (j) it has complied with all laws (including without limitation any Environmental Law) and Authorisations binding on it where non-compliance is reasonably likely to have a Material Adverse Effect;

     (k) the License Agreement is enforceable against Tandy Corporation and in full force and effect and the Borrower is not aware of any matter or circumstance which will or is likely to result in the termination or suspension of the Borrower's rights under the License Agreement.

     10.2 REPRESENTATIONS AND WARRANTIES REPEATED

     (a) Subject to paragraph (b), the Borrower makes each of the warranties in clause 10.1 and represents that they will be correct and complied with in all material respects on each day on which the Bank provides financial accommodation under the Switch Facility as if repeated then by reference to the then existing circumstances.

     (b) The representations and warranties in clause 10.1 apply unless the Borrower makes a contrary written statement to the Bank in the seven days before (and on each occasion) they are repeated.

     10.3 ACKNOWLEDGEMENT

     The Borrower acknowledges that the Bank has entered into this document in reliance on the representations and warranties in clause 10.1.

     11.  TERMINATION OF SWITCH FACILITY

11.1 FACILITIES ON DEMAND

     At any time, the Bank may by notice to the Borrower:

     (a) terminate the Switch Facility and declare all moneys owing (whether actually or contingently) under the Switch Facility to be due and payable; and/or

     (b) cancel the Switch Facility Limit (in which event the Bank has no further obligation to provide any Financial Accommodation to the Borrower under the Switch Facility); and/or

     (c) without notice to any Borrower or to any other person exercise any rights it has under the general law or any Security Interest including, but not limited to, the Transaction Securities.


11.2 OBLIGATIONS ON TERMINATION

     If the Bank terminates the Switch Facility:

     (a) the Borrower must pay to the Bank within five Business Days of notice under clause 11.1 the Principal Amount Outstanding and all accrued interest and fees and all other moneys owing under the Switch Facility including, but not limited to:

          (i) an amount equal to the face amount of all outstanding Bills under the Switch Facility (even if the maturity date or Rollover Date of those Bills has not occurred); and

          (ii) the debit balance in the Overdraft Account and the aggregate amount of all unpresented cheques drawn on the Overdraft Account; and

          (iii) the aggregate face value of all unexpired Letters of Credit; and

     (b)  the Switch Facility Limit is immediately reduced to zero; and

     (c) the Borrower must not draw any part of the Switch Facility. This includes, but is not limited to, drawing any cheque on the Overdraft Account.


     12.  MISCELLANEOUS CONDITIONS

12.1 SET-OFF

     The Borrower authorises the Bank (but without obligation on the part of the Bank) to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of the Bank in or towards satisfaction of any sum at any time due and payable by it to the Bank under or in relation to this document or a Relevant Agreement to which it is a party. The Bank may effect such currency exchanges as are appropriate to implement set-off.

12.2 SEVERABILITY OF PROVISIONS

     Any provision of this document which is prohibited or unenforceable in any jurisdiction shall, as to the jurisdiction, be ineffective to the extent of the prohibition or unenforceability but that shall not invalidate the remaining provisions of this document or affect the provision in any other jurisdiction.

12.3 MORATORIUM LEGISLATION

     To the full extent permitted by law all legislation which at any time directly or indirectly:

     (a) lessens or otherwise varies or affects in favour of the Borrower any obligation under this document; or

     (b) delays or otherwise prevents or prejudicially affects the exercise by the Bank of any right, power or remedy conferred by this document,

          is negatived and excluded from this document.

12.4 INDEMNITY

     (a) The Borrower unconditionally indemnifies the Bank and each officer of the Bank against any loss, foregone profit and expense the Bank or any officer may sustain or incur as a consequence of:

         (i) the receipt of any amount paid on a date other than the due date; or

         (ii) a drawing of the Switch Facility requested by the Borrower not being provided for any reason (excluding default by the Bank).

     (b) Where the Bank has provided Financial Accommodation to or at the request of the Borrower at a fixed discount rate ('RELEVANT ACCOMMODATION'), THE INDEMNITY IN PARAGRAPH (A) INCLUDES LOSS, FOREGONE PROFIT AND EXPENSE INCURRED OR SUFFERED:

          (i)   in connection with the Bank:

                (A) changing, rearranging or ending any financial arrangements entered into by it in connection with the Relevant Accommodation (even if the financial arrangements were entered into for a large pool of funds); or

                (B) redeploying or reinvesting the money paid or repaid to the Bank; and

          (ii) because the Bank has lost the benefit of the agreement that the Relevant Accommodation should be at a fixed rate or outstanding for a fixed time or both. In this case, the amount of the loss, foregone profit and expense is to be determined by comparison with an available replacement loan at the time of the payment or repayment.

12.5 INCREASED COSTS

     Whenever the Bank determines that it is affected by:

     (a)  any:

          (i)   change in; or

          (ii) any change in the interpretation or application by any Public Authority or authority of,

          any law, official directive or request (including, without limitation, with respect to taxation (other than a change in the rate of tax on the overall net income of the Bank), reserve, liquidity, capital adequacy, special deposit or similar requirements), and as a result:

      (b) the costs of the Bank of making, funding or maintaining the Switch Facility is in any way increased;

      (c) any amount paid or payable to or received or receivable by the Bank or the effective return to the Bank under or in respect of the Switch Facility is in any way reduced;

      (d) the Bank's return on capital which is or becomes directly or indirectly allocated to the Switch Facility is in any way reduced; or

      (e) in so far as such law, official directive or request relates to or affects the Switch Facility, its overall return on capital is in any way reduced,

      (including, without limitation, by reason of the Bank being restricted in its capacity to enter other transactions, or being required to make a payment or foregoing or earning reduced interest or other return on any capital or any amount calculated by reference in any way to, or allocating capital to, the amount of the Switch Facility or to any other amount paid or payable or received or receivable under this document) then:

      (f) once the Bank has determined how and to what extent it is affected, it shall promptly notify the Borrower; and

      (g) the Borrower shall pay the Bank the amount certified by a Manager which shall compensate the Bank for such increased cost, reduction, payment or foregone interest or other return at the times and on the basis agreed between the Bank and the Borrower and failing such agreement at the end of each quarter of the Borrower's financial year.

      This clause applies with respect to official directives or requests whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible bankers in Australia.

12.6  CERTIFICATE AS TO AMOUNT OF SECURED MONEY

      A certificate signed by a Manager will be conclusive against the Borrower, in the absence of manifest error:

      (a) as to the amount of Secured Money stated in the certificate;

      (b) that a document specified in that certificate is a Relevant Agreement; and

     (c)  that the Bank is of the opinion stated in the certificate.


12.7  NOTICES

      All notices, requests, demands, consents, approvals, agreements or other communications by the parties under this document:

      (a)  must be in writing;

      (b) may be signed in the case of the Bank by a Manager or any other person authorised by the Bank and in the case of the Borrower by an Authorised Officer;

      (c)  will be taken to be duly given or made:

           (i) in the case of delivery, when delivered to or left at, the address of the recipient noted below;

           (ii) in the case of delivery by post, on the day on which it would be delivered in the ordinary course of post;

           (iii) in the case of facsimile, on receipt of a report of satisfactory transmission by the sender; or

           (iv) in the case of telex, on receipt by the sender of the answer-back code of the recipient at the end of the transmission; and

      (d) Will be addressed to the address of the recipient shown below or to such other address as it may have notified the sender in respect of this document:

           (i)  Borrower:       Financial Controller
                                InterTAN Australia Ltd
                                91 Kurrajong Avenue
                                MOUNT DRUITT NSW 2770

                                Facsimile:  (02) 675 1488

                                with a copy to:

                                InterTAN, Inc.
                                201 Main Street
                                Suite 1805
                                FORT WORTH  TEXAS  USA

                                Facsimile: (817) 332 3071
                                Attention:  Director of Treasury

           (ii) Bank:           Commercial Manager
                                Parramatta Commercial Centre
                                Westpac Banking Corporation
                                Level 7
                                34 Charles Street
                                PARRAMATTA  NSW  2150

                                Facsimile:  (02) 635 7096.

      Any such communications may also be given or made in any manner permitted by law.

12.8  ASSIGNMENT

      On delivery of reasonably timely notice to the Borrower, the Bank may assign or transfer all or any of its rights under this document and any other Relevant Agreement. The Borrower may not assign or transfer all or any of its rights or obligations under this document or any other Relevant Agreement without the prior written consent of the Bank.

12.9  GOVERNING LAW AND JURISDICTION

      This document is governed by the laws of New South Wales. The Borrower submits to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales.

12.10 REINSTATEMENT OF OBLIGATIONS

      If all or any part of any amount paid by the Borrower to the Bank under this document is required to be surrendered, released or repaid by the Bank for any reason whatever, then the Bank shall be entitled to all rights it would have had if such sum had never been paid by the Borrower.

12.11 MANNER OF PAYMENT

      All payments to be made under this document must be made:

      (a) to, or as directed by, the Bank at the place or into the account from time to time notified by the Bank to the Borrower;

      (b)  in immediately available funds; and

      (c)  free of any set-off or counterclaim.

12.12 WHOLE OF AGREEMENT

      This document forms the whole of the agreement between the Borrower and the Bank in connection with the Switch Facility and replaces all prior correspondence, discussions and negotiations.

12.13 COUNTERPARTS

      This agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

EXECUTED as an agreement.


THE COMMON SEAL of INTERTAN              )
AUSTRALIA LTD is affixed in
accordance with articles of association ) in the presence of
                                         )

                                         )

 ........................................   .....................................
Secretary/Director                         Director


 ........................................   .....................................
Name of secretary/director(print)          Name of director (print)





SIGNED on behalf of WESTPAC              ) WESTPAC BANKING CORPORATION by
BANKING CORPORATION by                     its attorney who states that at
 ........................................ ) the time of executing this
its duly constituted attorney who is       instrument the attorney has no
personally known to me                   ) notice of the revocation of the power
                                           of attorney registered in the office
                                         ) of the Registrar General No.   Book
                                               under the authority of which the
                                         ) attorney has executed this
                                           instrument
                                         )

                                         )

                                         )
 ........................................   .....................................

                                   SCHEDULE 1

                     LETTER REQUESTING DRAWING OF FACILITY


Westpac Banking Corporation                           ...................19.....

I/We refer to the MULTI-OPTION SWITCH FACILITY AGREEMENT dated
 ........................................ 19.....  between us and the Bank (the
'AGREEMENT').

Unless the context requires otherwise, definitions in the Agreement apply in this letter.

Unless Bills of the requisite face amount and tenor are duly prepared, drawn and endorsed by me/us and delivered to the Bank following a request from the Bank to do so, I/We request the Bank to prepare, complete, draw, sign, perfect and deliver on my/our behalf Bills details of which appear below. I/We acknowledge that, unless the Bank specifically requests that Bills be physically prepared and drawn, the Bank need not do so, but will be taken to have done so.

I/We request the Bank to do the following on the drawdown date specified below and on each Rollover Date during the term of the Switch Facility:

(a) in accordance with the Agreement, accept the Bills in an aggregate face amount as detailed below;

(b) insert the name of the payee on the Bills and otherwise complete the Bills;

(c)   discount the Bills and credit the proceeds to my/our Account [      ];
      and

(d) debit to this Account or to any other Account, or deduct from the proceeds referred to in (c) above, any bill rollover fee and any costs incurred in relation to any amount payable under clauses 4 and 6 of the Agreement and any stamp or other duty payable (whether by me/us or the Bank) on or in respect of the Bills or any of the transactions described in (c) above.

                                   DETAILS

Amount: ................           Drawdown Date: ...........

[ONLY APPLICABLE WHERE VARIABLE TENORS PERMITTED:
Tenor: .........................days (must be 30 to 180 days-only to be completed if different tenors are available under the Agreement)]

Yours faithfully

 ...........................................
for and on behalf of InterTAN Australia Ltd

 ...........................................
for and on behalf of InterTAN Australia Ltd

                                  SCHEDULE 2

                               VARIATION LETTER


Westpac Banking Corporation                        .....................19.....


               RE: COMMERCIAL BILL LINE $      DUE    /   /   .

We refer to the MULTI-OPTION SWITCH FACILITY AGREEMENT dated............19.....
between us and the Bank (the 'AGREEMENT')

Unless the context requires otherwise, definitions in the Agreement apply in this letter.

I/We also refer to my/our letter containing my/our standing instructions in relation to Bills drawn under the Switch Facility for the term of the Switch Facility delivered to the Bank on or after the date of the Agreement.

I/We now request the following variation(s) to take effect as and from the next Rollover Date (this letter must be received by the Bank not less than 2 Business Days before the Rollover Date).

                                   VARIATIONS

        .        [ONLY APPLICABLE WHERE VARIABLE TENORS PERMITTED: New
                 tenor:...................(must be 30 to 180 days - subject to acceptance by the Bank)]

        .        New amount:..................

        . NOTE: MAY NOT VARY IN THE CASE OF A FIXED RATE LINE UNLESS THE BANK AGREES.


Yours faithfully

 ...........................................
for and on behalf of InterTAN Australia Ltd


 ...........................................
for and on behalf of InterTAN Australia Ltd

                                   SCHEDULE 3

                             STATUTORY DECLARATION

I,
of
in the State of New South Wales, solemnly and sincerely declare:

1. I am a [director/secretary] of InterTAN Australia Ltd ('COMPANY') and am authorised to make this declaration on behalf of the Company.

2. At duly constituted meeting(s) of the directors of the Company, resolutions were duly passed to:

      (a) authorise the Company to obtain financial accommodation from Westpac Banking Corporation ('LENDER') on the terms set out in:

            (i) the Multi-Option Switch Facility Agreement between the Lender and the Company prepared by or on behalf of the Lender ('FACILITY AGREEMENT'); and

            (ii) the Letter of Offer from the Bank to the Company dated 6 May 1996;

      (b) authorise the Company, in accordance with the Facility Agreement, to grant in favour of the Lender a charge over all its assets and undertaking (`SECURITY') to secure all money that the Company is liable to pay to the Lender on any account including all liabilities of the Company to the Lender under the facilities referred to in the Facility Agreement;

      (c) authorise the Company to grant in favour of the Lender a guarantee and indemnity (`GUARANTEE') to secure all money that Technotron Sales Corp Pty Ltd ACN 001 260 902 is liable to pay to the Lender on any account.

      (d) authorise each of the persons set out in paragraph 3 below severally to prepare, complete, sign, draw and deliver letters, notices and bills of exchange on behalf of the Company for the purposes of the Facility Agreement and to be Authorised Officers for the purpose of the Facility Agreement.

3. The following signatures are those normally used by those signatories whose names appear adjacent:

      NAME                                    SIGNATURE

      .................................       .................................

      .................................       .................................

      .................................       .................................

4. At that meeting prior to the above resolutions being passed all directors that were interested in the granting of the Security and the Guarantee disclosed their respective interest prior to execution of the Security and the Guarantee.

5. At that meeting, the directors considered the issue of benefit to the Company as a result of the giving of the Guarantee and the Security. The directors were unanimously of the view that the giving of the Guarantee did result in a satisfactory benefit to the Company which justified that Company giving the Guarantee.

6.    The Company:

      (a) is solvent and there are reasonable grounds to expect that, on drawing the facilities referred to in the Facility Agreement and execution of the Facility Agreement, the Security and the Guarantee, the Company will continue to be able to pay all its debts as and when they become due and payable; and

      (b) has not had any liquidator, receiver, receiver and manager, administrator or similar person (`EXTERNAL ADMINISTRATOR') appointed to it or any of its assets and not withdrawn.

7. To the best of my current actual knowledge, information and belief, after having made due enquiry for the purpose of making this declaration, there is no action pending against the Company, or any meeting called, for the appointment of an External Administrator to the Company or any of its assets. I am not aware of any existing circumstances which might lead to the appointment of an External Administrator to the Company or any of its assets.

8. To the best of my current actual knowledge, information and belief, after having made due enquiry for the purpose of making this declaration, no meeting has been called to consider a resolution, no resolution has been passed, no application is pending and no order has been made for the winding up or administration of the Company.

9. To the best of my current actual knowledge, information and belief, after having made due enquiry for the purpose of making this declaration, no fact or circumstances exist which could be the basis for a claim in excess of $100,000 being made by any person against the Company as a result (whether direct or indirect) of a breach of an authorisation.

10. There is no charge over any of the assets or undertaking of the Company the subject of the Security other than the Security and the Tandy Security.

11. The Company is not a `child entity' of a public company within the meaning of Part 3.2A or the Corporations Law.

12. The copy of the Memorandum and Articles of Association annexed and marked 'A' is a true and complete copy of the Memorandum and Articles of Association of the Company as at the date of this declaration.

13. I acknowledge that the Lender is relying on the correctness of the above representations and statements and that it is on the basis of those representations and statements that the Lender has agreed to provide the accommodation to the Company.

AND I MAKE this solemn declaration conscientiously believing the same to be true, and by virtue of the provisions of the Oaths Act 1900.

SUBSCRIBED and DECLARED at        )
          this               day  )
of          19         before me  )  ...............................


 ................................
Justice of the Peace/Solicitor

                                   SCHEDULE 4

                             STATUTORY DECLARATION

I,
of
in the State of New South Wales, solemnly and sincerely declare:

I am a [director/secretary] of Technotron Sales Corp Pty Ltd ('COMPANY') and am authorised to make this declaration on behalf of the Company.

At duly constituted meeting(s) of the directors of the Company, resolutions were duly passed to:

      (a) authorise the Company to obtain financial accommodation from Westpac Banking Corporation ('LENDER') on the terms set out in the Letter of Offer from the Bank to the Company dated 6 May 1996 (`LETTER OF OFFER');

      (b) authorise the Company, in accordance with the Facility Agreement, to grant in favour of the Lender a charge over all its assets and undertaking (`SECURITY') to secure all money that the Company is liable to pay to the Lender on any account including all liabilities of the Company to the Lender under the facilities referred to in the letter of offer; and

      (c) authorise the Company to grant in favour of the Lender a guarantee and indemnity (`GUARANTEE') to secure all money that InterTAN Australia Ltd ACN 002 511 944 is liable to pay to the Lender on any account.

3. At that meeting prior to the above resolutions being passed all directors that were interested in the granting of the Security and the Guarantee disclosed their respective interest prior to execution of the Security and the Guarantee.

4. At that meeting, the directors considered the issue of benefit to the Company as a result of the giving of the Guarantee and the Security. The directors were unanimously of the view that the giving of the Guarantee did result in a satisfactory benefit to the Company which justified that Company giving the Guarantee.

6.    The Company:

      (a) is solvent and there are reasonable grounds to expect that, on drawing the facilities referred to in the Letter of Offer and execution of the Security and the Guarantee, the Company will continue to be able to pay all its debts as and when they become due and payable; and

      (b) has not had any liquidator, receiver, receiver and manager, administrator or similar person (`EXTERNAL ADMINISTRATOR') appointed to it or any of its assets and not withdrawn.

7. To the best of my current actual knowledge, information and belief, after having made due enquiry for the purpose of making this declaration, there is no action pending against the Company, or any meeting called, for the appointment of an External Administrator to the Company or an of its assets. I am not aware of any existing circumstances which might lead to the appointment of an External Administrator to the Company or any of its assets.

8. To the best of my current actual knowledge, information and belief, after having made due enquiry for the purpose of making this declaration, no meeting has been called to consider a resolution, no resolution has been passed, no application is pending and no order has been made for the winding up or administration of the Company.

9. To the best of my current actual knowledge, information and belief, after having made due enquiry for the purpose of making this declaration, no fact or circumstance exists which could be the basis for a claim in excess of $100,000 being made by any person against the Company as a result (whether direct or indirect) of a breach of an authorisation.

10. There is no charge over any of the assets or undertaking of the Company the subject of the Security other than the Security.

11. The Company is not a `child entity' of a public company within the meaning of Part 3.2A or the Corporations Law.

12. The copy of the Memorandum and Articles of Association annexed and marked 'A' is a true and complete copy of the Memorandum and Articles of Association of the Company as at the date of this declaration.

13. I acknowledge that the Lender is relying on the correctness of the above representations and statements and that it is on the basis of those representations and statements that the Lender has agreed to provide the accommodation to the Company.

AND I MAKE this solemn declaration conscientiously believing the same to be true, and by virtue of the provisions of the Oaths Act 1900.


SUBSCRIBED and DECLARED at      )
               this        day  )
of               19  before me  )   ............................



 .................................
Justice of the Peace/Solicitor